Exhibit 99.1   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference February 24, 2017 at 9:30 a.m. CST.  Listen to the live call via the Events & Presentations page of investors.uscellular.com.

FOR IMMEDIATE RELEASE

U.S. Cellular reports fourth quarter and full year 2016 results

Provides 2017 guidance

CHICAGO, (February 24, 2017) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $991 million for the fourth quarter of 2016, versus $987 million for the same period one year ago. Net loss attributable to U.S. Cellular shareholders and related diluted loss per share were $6 million and $0.07, respectively, for the fourth quarter of 2016, compared to $2 million and $0.02, respectively, in the comparable period one year ago.

U.S. Cellular reported total operating revenues of $3,939 million and $3,997 million for the years ended 2016 and 2015, respectively.  Net income attributable to U.S. Cellular shareholders and related diluted earnings per share were $48 million and $0.56, respectively, for the year ended 2016, compared to $241 million and $2.84, respectively, for the year ended 2015.

For the full year 2016, after adjusting for discrete items, U.S. Cellular generated Operating Cash Flow of $631 million, up 2% from 2015 and Adjusted EBITDA of $829 million, up 4% from 2015.  Discrete items include a $58 million revenue benefit in 2015 related to the discontinuation of the loyalty rewards program and 2016 includes a $13 million expense related to the discontinuation of a naming rights agreement.  A reconciliation can be found on the Company’s website.

"2016 was a year of continued progress for U.S. Cellular," said Kenneth R. Meyers, U.S. Cellular President and CEO. "Our local and personal approach to providing an exceptional customer experience continues to stand out, generating consistently low-levels of phone churn each quarter. As some of the most competitive pricing promotions persist across the industry, we have worked to balance growth and profitability, which enabled us to hit our profitability targets, albeit with slower customer growth. Greater smartphone adoption and increased data usage, combined with strong cost management, helped to offset some of the competitive pricing pressures throughout the year.

"We continue to invest in our network which is the foundation of our value proposition.  In 2016 we provided additional capacity to handle the 20% growth in data traffic and readied one of our largest markets, Iowa, for VoLTE deployment.  This was accomplished while managing our capital expenditures to the lowest level in 15 years.

"As we look into 2017, we are focusing on building our customer base through our superior network and outstanding customer service, while remaining disciplined in our promotional efforts. We will continue to drive costs out of the business, while capitalizing on opportunities to drive additional revenue via accessory sales, the internet of things, and business and government connections."

2017 Estimated Results

U.S. Cellular’s estimates of full-year 2017 results are shown below.  Such estimates represent management’s view as of February 24, 2017.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2017 Estimated Results and Actual Results for the Year Ended December 31, 2016

	Estimate		Actual
(Dollars in millions)
Total operating revenues (1)	$3,800-$4,000		$3,939
Operating cash flow (2)	$500-$650		$618
Adjusted EBITDA (2)	$650-$800		$816
Capital expenditures	Approx. $	500	$446

The following table provides reconciliation to Operating Cash Flow and Adjusted EBITDA for 2017 estimated results, and actual results for the year ended December 31, 2016.  In providing 2017 Estimated Results, U.S. Cellular has not completed the below reconciliation to net income because it does not provide guidance for income taxes.  Although potentially significant, U.S. Cellular believes that the impact of income taxes cannot be reasonably predicted; therefore, the company is unable to provide such guidance.  Accordingly, a reconciliation to net income is not available without unreasonable effort.

	2017 Estimated Results	Actual Results for the Year Ended December 31, 2016
(Dollars in millions)
Net income (loss) (GAAP)	N/A	$49
Add back:
Income tax expense (benefit)	N/A	33
Income (loss) before income taxes (GAAP)	$(110)-40	$82
Add back:
Interest expense	110	113
Depreciation, amortization and accretion expense	630	618
EBITDA (Non-GAAP)	$630-780	$813
Add back (deduct):
(Gain) loss on sale of business and
other exit costs, net	–	–
(Gain) loss on license sales and exchanges, net	–	(19)
(Gain) loss on assets disposals, net	20	22
Adjusted EBITDA (Non-GAAP) (2)	$650-800	$816
Deduct:
Equity in earnings of unconsolidated entities	140	140
Interest and dividend income(1)	10	57
Other, net	–	1
Operating cash flow (Non-GAAP) (2)(3)	$500-650	$618

Note: Totals may not foot due to rounding differences.

  In 2016, Imputed interest related to equipment installment plans was recorded in Interest and dividend income.  Beginning in 2017, imputed interest will be recorded in service revenues.  The company recorded $51 million in imputed interest in 2016.
  Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) is defined as net income adjusted for the items set forth in the reconciliation above.  Operating cash flow is defined as net income adjusted for the items set forth in the reconciliation above.  Adjusted EBITDA and Operating cash flow are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity.  U.S. Cellular does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future.  Management uses Adjusted EBITDA and Operating cash flow as measurements of profitability, and therefore reconciliations to applicable GAAP income measures are deemed appropriate.  Management believes Adjusted EBITDA and Operating cash flow are useful measures of U.S. Cellular’s operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of U.S. Cellular’s financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance.  Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Operating cash flow reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.  The table above reconciles Adjusted EBITDA and Operating cash flow to the corresponding GAAP measure, Net income or Income (loss) before income taxes.
  A reconciliation of Operating cash flow (Non-GAAP) to Operating income (GAAP) for full year 2016, 2015 and 2014 actual results can be found on the Guidance and Reconciliation page of the company's website at investors.uscellular.com.

Conference Call Information

U.S. Cellular will hold a conference call on February 24, 2017 at 9:30 a.m. Central Time.

  Access the live call on the Events & Presentation page of investors.uscellular.com or at https://www.webcaster4.com/Webcast/Page/1145/19842.
  Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.

About U.S. Cellular

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 5 million connections in 23 states. The Chicago-based company had 6,300 full- and part-time associates as of December 31, 2016. At December 31, 2016, Telephone and Data Systems, Inc. owned 83 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Contacts

Jane McCahon, Senior Vice President - Corporate Relations and Corporate Secretary of TDS

312-592-5379

jane.mccahon@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations of TDS

312-592-5341

julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute U.S. Cellular’s business strategy; uncertainties in U.S. Cellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of products and services offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about U.S. Cellular, visit:

U.S. Cellular: www.uscellular.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

Quarter Ended		12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Retail Connections
Postpaid
	Total at end of period	4,482,000	4,484,000	4,490,000	4,454,000	4,409,000
	Gross additions	187,000	174,000	197,000	215,000	240,000
	Feature phones	7,000	10,000	8,000	9,000	10,000
	Smartphones	109,000	105,000	107,000	124,000	132,000
	Connected devices	71,000	59,000	82,000	82,000	98,000
	Net additions (losses)	(2,000)	(6,000)	36,000	45,000	68,000
	Feature phones	(21,000)	(20,000)	(21,000)	(25,000)	(25,000)
	Smartphones	(4,000)	(7,000)	8,000	20,000	23,000
	Connected devices	23,000	21,000	49,000	50,000	70,000
	ARPU (1)	$45.19	$47.08	$47.37	$48.13	$51.46
	ABPU (Non-GAAP)(2)	$55.43	$56.79	$56.09	$56.06	$58.57
	ARPA (3)	$120.67	$125.31	$124.91	$125.36	$131.96
	ABPA (Non-GAAP)(4)	$148.02	$151.16	$147.90	$145.99	$150.19
	Churn rate (5)	1.41%	1.34%	1.20%	1.28%	1.31%
	Handsets	1.23%	1.22%	1.10%	1.18%	1.23%
	Connected devices	2.49%	2.04%	1.84%	2.01%	1.95%
	Smartphone penetration (6)	79%	78%	77%	75%	74%
Prepaid
	Total at end of period	484,000	480,000	413,000	399,000	387,000
	Gross additions	83,000	132,000	73,000	75,000	69,000
	Net additions	4,000	67,000	14,000	12,000	7,000
	ARPU (1)	$33.25	$34.39	$34.58	$35.51	$35.54
	Churn rate (5)	5.44%	4.84%	4.86%	5.37%	5.40%
Total connections at end of period (7)		5,031,000	5,030,000	4,973,000	4,926,000	4,876,000
Smartphones sold as a percent of total
handsets sold		93%	92%	91%	92%	91%
Market penetration at end of period
Consolidated operating population		31,994,000	31,994,000	31,994,000	31,994,000	31,967,000
Consolidated operating penetration (8)		16%	16%	16%	15%	15%
Capital expenditures (millions)		$171	$103	$93	$79	$198
Total cell sites in service		6,415	6,374	6,324	6,306	6,297
Owned towers		4,040	4,015	3,988	3,989	3,978

(1)

Average Revenue Per User (“ARPU”) - metric calculated by dividing a revenue base by an average number of connections and by the number of months in the period.  These revenue bases and connection populations are shown below:

	▪	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
	▪	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
(2)

Average Billings Per User (“ABPU”) - non-GAAP metric calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid connections and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(3)	Average Revenue Per Account (“ARPA”) - metric calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
(4)

Average Billings Per Account (“ABPA”) - non-GAAP metric calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(5)	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
(6)	Smartphone penetration is calculated by dividing postpaid smartphone connections by postpaid handset connections.
(7)	Includes reseller and other connections.
(8)	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)
	Three Months Ended December 31,
			2016 vs. 2015
	2016	2015	Increase (Decrease)
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$737	$802	$(65)	(8)%
Equipment sales	254	185	69	37%
Total operating revenues	991	987	4	-

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	188	189	(1)	-
Cost of equipment sold	283	274	9	3%
Selling, general and administrative	390	388	2	1%
Depreciation, amortization and accretion	156	156	–	-
(Gain) loss on asset disposals, net	6	4	2	43%
(Gain) loss on license sales and exchanges, net	(3)	–	(3)	N/M
Total operating expenses	1,020	1,011	9	1%

Operating loss	(29)	(24)	(5)	(21)%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	30	30	–	-
Interest and dividend income	16	10	6	53%
Interest expense	(29)	(25)	(4)	17%
Other, net	1	1	–	(13)%
Total investment and other income	18	16	2	9%

Loss before income taxes	(11)	(8)	(3)	(49)%
Income tax benefit	(6)	(5)	(1)	(24)%

Net loss	(5)	(3)	(2)	(95)%
Less: Net income (loss) attributable to noncontrolling interests, net of tax	1	(1)	2	>(100)%
Net loss attributable to U.S. Cellular shareholders	$(6)	$(2)	$(4)	>(100)%

Basic weighted average shares outstanding	85	84	1	1%
Basic loss per share attributable to U.S. Cellular shareholders	$(0.07)	$(0.02)	$(0.05)	>(100)%

Diluted weighted average shares outstanding	85	84	1	1%
Diluted loss per share attributable to U.S. Cellular shareholders	$(0.07)	$(0.02)	$(0.05)	>(100)%

N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Year Ended December 31,
			2016 vs. 2015
	2016	2015	Increase (Decrease)
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$3,030	$3,350	$(320)	(10)%
Equipment sales	909	647	262	41%
Total operating revenues	3,939	3,997	(58)	(1)%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	760	775	(15)	(2)%
Cost of equipment sold	1,081	1,053	28	3%
Selling, general and administrative	1,480	1,494	(14)	(1)%
Depreciation, amortization and accretion	618	607	11	2%
(Gain) loss on asset disposals, net	22	16	6	36%
(Gain) loss on sale of business and other exit costs, net	–	(114)	114	100%
(Gain) loss on license sales and exchanges, net	(19)	(147)	128	87%
Total operating expenses	3,942	3,684	258	7%

Operating income (loss)	(3)	313	(316)	>(100)%

Investment and other income (expense)
Equity in earnings of unconsolidated entities	140	140	–	-
Interest and dividend income	57	36	21	57%
Interest expense	(113)	(86)	(27)	(31)%
Other, net	1	1	–	10%
Total investment and other income	85	91	(6)	(7)%

Income before income taxes	82	404	(322)	(80)%
Income tax expense	33	157	(124)	(79)%

Net income	49	247	(198)	(80)%
Less: Net income attributable to noncontrolling interests, net of tax	1	6	(5)	(71)%
Net income attributable to U.S. Cellular shareholders	$48	$241	$(193)	(80)%

Basic weighted average shares outstanding	85	84	1	1%
Basic earnings per share attributable to U.S. Cellular shareholders	$0.56	$2.86	$(2.30)	(80)%

Diluted weighted average shares outstanding	85	85	–	1%
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.56	$2.84	$(2.28)	(80)%

N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)
	Year Ended December 31,
	2016	2015
(Dollars in millions)
Cash flows from operating activities
Net income	$49	$247
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	618	607
Bad debts expense	96	106
Stock-based compensation expense	26	25
Deferred income taxes, net	6	55
Equity in earnings of unconsolidated entities	(140)	(140)
Distributions from unconsolidated entities	93	60
(Gain) loss on asset disposals, net	22	16
(Gain) loss on sale of business and other exit costs, net	–	(114)
(Gain) loss on license sales and exchanges, net	(19)	(147)
Noncash interest expense	2	2
Other operating activities	(2)	–
Changes in assets and liabilities from operations
Accounts receivable	(23)	(96)
Equipment installment plans receivable	(246)	(134)
Inventory	8	118
Accounts payable	48	5
Customer deposits and deferred revenues	(54)	(37)
Accrued taxes	40	34
Accrued interest	(2)	4
Other assets and liabilities	(21)	(56)
Net cash provided by operating activities	501	555

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(443)	(581)
Cash paid for acquisitions and licenses	(53)	(286)
Cash received from divestitures and exchanges	21	317
Federal Communications Commission deposit	(143)	–
Other investing activities	–	1
Net cash used in investing activities	(618)	(549)

Cash flows from financing activities
Issuance of long-term debt	–	525
Repayment of long-term debt	(11)	–
Common shares reissued for benefit plans, net of tax payments	6	2
Common shares repurchased	(5)	(6)
Payment of debt issuance costs	(2)	(13)
Acquisition of towers in common control transaction	–	(2)
Distributions to noncontrolling interests	(1)	(6)
Payments to acquire additional interest in subsidiaries	–	(2)
Other financing activities	1	(1)
Net cash provided by (used in) financing activities	(12)	497

Net increase (decrease) in cash and cash equivalents	(129)	503

Cash and cash equivalents
Beginning of period	715	212
End of period	$586	$715

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	December 31,	December 31,
	2016	2015
(Dollars in millions)
Current assets
Cash and cash equivalents	$586	$715
Accounts receivable from customers and others, net	727	672
Inventory, net	138	149
Prepaid expenses	84	81
Other current assets	23	55
Total current assets	1,558	1,672

Assets held for sale	8	–

Licenses	1,886	1,834
Goodwill	370	370
Investments in unconsolidated entities	413	363

Property, plant and equipment
In service and under construction	7,712	7,669
Less: Accumulated depreciation	5,242	5,020
Property, plant and equipment, net	2,470	2,649

Other assets and deferred charges	405	172

Total assets	$7,110	$7,060

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	December 31,	December 31,
	2016	2015
(Dollars and shares in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$11	$11
Accounts payable
Affiliated	12	10
Trade	309	275
Customer deposits and deferred revenues	190	251
Accrued taxes	39	28
Accrued compensation	73	68
Other current liabilities	84	105
Total current liabilities	718	748

Deferred liabilities and credits
Net deferred income tax liability, net	826	821
Other deferred liabilities and credits	302	290

Long-term debt, net	1,618	1,629

Noncontrolling interests with redemption features	1	1

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88	88
Additional paid-in capital	1,522	1,497
Treasury shares	(136)	(157)
Retained earnings	2,160	2,133
Total U.S. Cellular shareholders' equity	3,634	3,561

Noncontrolling interests	11	10

Total equity	3,645	3,571

Total liabilities and equity	$7,110	$7,060

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow and Adjusted Free Cash Flow
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
(Dollars in millions)
Cash flows from operating activities (GAAP)	$86	$–	$501	$555
Less: Cash used for additions to property, plant and equipment	163	174	443	581
Free cash flow	(77)	(174)	58	(26)
Add: Sprint Cost Reimbursement	1	2	7	30
Adjusted free cash flow (Non-GAAP) (1)	$(76)	$(172)	$65	$4

(1)

Management uses Free cash flow as a liquidity measure and it is defined as Cash flows from operating activities less Cash paid for additions to property, plant and equipment.  Adjusted free cash flow is defined as Cash flows from operating activities (which includes cash outflows related to the Sprint decommissioning), as adjusted for cash proceeds from the Sprint Cost Reimbursement (which are included in Cash flows from investing activities in the Consolidated Statement of Cash Flows), less Cash paid for additions to property, plant and equipment.  Sprint decommissioning and Sprint Cost Reimbursement are further defined and discussed in our Annual Report on Form 10-K for the year ended December 31, 2016.  Free cash flow and Adjusted free cash flow are non-GAAP financial measures which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations (including cash proceeds from the Sprint Cost Reimbursement), after Cash paid for additions to property, plant and equipment.

Postpaid ABPU and Postpaid ABPA

U.S. Cellular presents Postpaid ABPU and Postpaid ABPA to reflect the revenue shift from Service revenues to Equipment sales resulting from the increased adoption of equipment installment plans.  Postpaid ABPU and Postpaid ABPA, as previously defined, are non-GAAP financial measures which U.S. Cellular believes are useful to investors and other users of its financial information in showing trends in both service and equipment revenues received from customers.

For the Quarter Ended	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
(Dollars and connection counts in millions)
Calculation of Postpaid ARPU
Postpaid service revenues	$607	$635	$636	$639	$674
Average number of postpaid connections	4.48	4.49	4.48	4.43	4.37
Number of months in period	3	3	3	3	3
Postpaid ARPU (GAAP metric)	$45.19	$47.08	$47.37	$48.13	$51.46

Calculation of Postpaid ABPU
Postpaid service revenues	$607	$635	$636	$639	$674
Equipment installment plan billings	138	131	118	105	93
Total billings to postpaid connections	$745	$766	$754	$744	$767
Average number of postpaid connections	4.48	4.49	4.48	4.43	4.37
Number of months in period	3	3	3	3	3
Postpaid ABPU (Non-GAAP metric)	$55.43	$56.79	$56.09	$56.06	$58.57

Calculation of Postpaid ARPA
Postpaid service revenues	$607	$635	$636	$639	$674
Average number of postpaid accounts	1.68	1.69	1.70	1.70	1.70
Number of months in period	3	3	3	3	3
Postpaid ARPA (GAAP metric)	$120.67	$125.31	$124.91	$125.36	$131.96

Calculation of Postpaid ABPA
Postpaid service revenues	$607	$635	$636	$639	$674
Equipment installment plan billings	138	131	118	105	93
Total billings to postpaid accounts	$745	$766	$754	$744	$767
Average number of postpaid accounts	1.68	1.69	1.70	1.70	1.70
Number of months in period	3	3	3	3	3
Postpaid ABPA (Non-GAAP metric)	$148.02	$151.16	$147.90	$145.99	$150.19